UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 16, 2024

Arch Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CityPlace One

One CityPlace Drive, Suite 300

St. Louis, Missouri 63141

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:  (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	ARCH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On February 16, 2024, Arch Resources, Inc. (the “Company”) agreed with each of Bank of Montreal, Goldman Sachs & Co. LLC and Jefferies International Limited (each a “Counterparty” and collectively, the “Counterparties”) to terminate and unwind certain capped call transactions by and between the Company and each Counterparty (such transactions, the “Capped Calls”). The Company entered into the Capped Calls in connection with the offering of $155,250,000 principal amount of its 5.25% Convertible Senior Notes due 2025, in order to reduce the potential dilution upon conversion of the notes. Based on the current share price, the Company expects to receive and retire between 275,000 and 325,000 shares, or nearly 2 percent of the total diluted share count at the midpoint, upon termination and unwinding of the Capped Calls.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2024	Arch Resources, Inc.

	By:	/s/ Rosemary L. Klein
Rosemary L. Klein
Senior Vice President - Law, General Counsel and Secretary